Exhibit 32

PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned hereby certifies, pursuant to, and as required by, 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Nathaniel Energy Corporation (the "Company") on Form 10-KSB for the year ended December 31, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that information contained in such Annual Report on Form 10-KSB fairly presents, in all material respects, the financial condition and results of operations of the Company.

NATHANIEL ENERGY CORPORATION

Date: April 2, 2007	By:	/s/ Brad E. Bailey
Brad E. Bailey
Chief Executive Officer (Principal financial officer)